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                                                                   EDGAR
EXHIBIT NO.     EXHIBIT NAME                                       EXHIBIT NO.
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
1(xv)           Establishment and Designation of One Additional    99.b1(xv)
                Series of Shares of Registrant
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                     Establishment and Designation of One
              Additional Series of Shares of Beneficial Interest,
                        Par Value $0.0001 Per Share, of
                                  PIMCO Funds
          (formerly Pacific Investment Management Institutional Trust)



          RESOLVED, that pursuant to Section 5.12(a) of the Declaration of Trust of PIMCO Funds (formerly the Pacific Investment Management Institutional Trust) (the "Trust") dated February 19, 1987, as amended ("Declaration"), the shares of beneficial interest of the Trust shall be divided into one additional separate Series, designated the "Real Return Bond Fund" (the "Fund"); and

          FURTHER RESOLVED, that the Fund shall have the following special and relative rights:

          1. The Fund shall issue its shares of beneficial interest with respect to five separate classes: Class A, Class B, Class C, Institutional Class and Administrative Class.

          2. The Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective prospectuses and registration statement under the Securities Act of 1933. Each share of beneficial interest of the Fund ("Share") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to the Fund, and shall be entitled to receive its pro rata share of net assets of the Fund upon liquidation of the Fund, all as provided in the Declaration.

          3. Shareholders of the Fund shall vote separately as a class on any matter, except, consistent with the Investment Company Act of 1940, as amended ("the Act"), and the rules and the Trust's registration statement thereunder, with respect to (i) the election of Trustees, (ii) any amendment of the Declaration, unless the amendment affects fewer than all classes of Shares, in which case only shareholders of the affected classes shall vote, and (iii) ratification of the selection of auditors, and except when the Trustees have determined that the matter affects only the interests of shareholders of a particular class of Shares, in which case only the shareholders of such class shall be entitled to vote thereon. In each case of separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon within the meaning of Rule 18f-2 under the Act (or any successor rule) as to the Fund or class, the applicable percentage (as specified in the Declaration, or the Act and the rules thereunder) of the shares of the Fund or class alone must be voted in favor of the matter, or whether the favorable vote of such applicable percentage of the shares of the Fund or class entitled to vote on the matter is required.
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          4.   (a)  The assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 5.11 of the Declaration, except that only the preexisting Funds shall bear their allocable portion of the remaining unamortized costs incurred and payable in connection with their organization and registration; costs of establishing the Fund and of the registration and public offering of its Shares shall be amortized for the Fund over the period beginning on the date such costs become payable and ending sixty months thereafter.

               (b) Liabilities, expenses, costs, charges or reserves relating to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular class may be charged to and borne solely by such class and the bearing of expenses solely by a class of Shares may be appropriately reflected and cause differences in the net asset value attributable to and the dividend, redemption and liquidation rights of, the Shares of different classes.

               (c) Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all classes for all purposes.

          5. Shares of each class of the Fund may vary between themselves as to rights of redemption and conversion rights, as may be approved by the Trustees and set out in the Fund's then-current prospectuses.

          6. The Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of the Fund or classes hereby created, or to otherwise change the special and relative rights of the Fund or classes, provided that such change shall not adversely affect the rights of the Shareholders of the Fund or classes.

          IN WITNESS WHEREOF, the undersigned have executed this instrument the 19th day of November, 1996.


                                    ______________________________
                                    Brent R. Harris


                                    ______________________________
                                    Guilford C. Babcock


                                    ______________________________
                                    Vern O. Curtis


                                    ______________________________
                                    Thomas P. Kemp


                                    ______________________________
                                    William J. Popejoy